EXHIBIT 10.2
AMENDMENT TO COOPERATION AGREEMENT

    This Amendment to Cooperation Agreement (this “Amendment”) is dated as of August 5, 2021 and amends the Cooperation Agreement (the “Agreement”), which was entered into as of February 16, 2021, by and among Athersys, Inc. (the “Company”), on the one hand, and HEALIOS K.K. (“Healios”) and Dr. Tadahisa Kagimoto, on the other hand (each of the Company, Healios and Dr. Kagimoto, a “Party” to this Amendment, and collectively, the “Parties”). All capitalized terms used but not defined herein shall have such meaning ascribed to them in the Agreement.

    WHEREAS, the Parties have entered into the Agreement, under the terms and conditions of which the Parties continue to perform;

    WHEREAS, pursuant to Section 15 of the Agreement, modifications of the Agreement can be made only in writing signed by an authorized representative of each the Company and Healios;
WHEREAS, on August 5, 2021, the Company issued to Healios two warrants (the “Warrants”) to purchase up to an aggregate of 10,000,000 shares of the Company’s common stock, $0.001 par value per share (the “Warrant Shares”); and
    WHEREAS, the Parties desire to amend the Agreement as described below.
    NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the Parties, pursuant to Section 15 of the Agreement, agree as follows:
    1.    The defined term Standstill Period means the period from the date of the Agreement until the conclusion of the 2022 Annual Meeting.
2.    The defined term Extended Standstill Period means the period from the date of this Amendment until the conclusion of the 2023 annual meeting of stockholders of the Company.
3.    The defined term Annual Meeting means each annual meeting of stockholders of the Company.
4.    In Section 1(a)(iii) of the Agreement, the term “Standstill Period” shall be replaced with “Extended Standstill Period.”
5.    In Section 1(c)(ii) of the Agreement, the term “Standstill Period” shall be replaced with “Extended Standstill Period.”
6.    Section 1(c)(iii) of the Agreement is hereby amended as follows: (a) the phrase “During the Extended Standstill Period” shall be added to the beginning of the section; (b) the term “Standstill Period” shall be replaced with “Extended Standstill Period;” (c) “the 2021

Annual Meeting and the 2022 Annual Meeting” shall be replaced with “each Annual Meeting;” and (d) “December 31, 2021 and December 31, 2022” shall be replaced with “December 31, 2021, December 31, 2022 and December 31, 2023.”

7.    In Section 2(a) of the Agreement, the term “Standstill Period” shall be replaced with “Extended Standstill Period.”
8.    In Section 2(a)(ii) of the Agreement, the Warrants (and Common Stock issued pursuant to the exercise of the Warrants) shall be excluded from the calculation of the Ownership Limitation.
9.    In Section 2(b) of the Agreement, the term “Standstill Period” shall be replaced with “Extended Standstill Period.”
10.    In Section 5(a) of the Agreement, the term “Standstill Period” shall be replaced with “Extended Standstill Period.”
11.    In Section 15 of the Agreement, the term “Standstill Period” shall be replaced with “Extended Standstill Period.”

[Signature Page to Follow.]

    IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by its officer thereunto duly authorized as of the date first above indicated.

ATHERSYS, INC.

By:	/s/ William Lehmann, Jr.
Name: William Lehmann, Jr.
Title: Interim CEO

HEALIOS K.K.

By:	/s/ Dr. Tadahisa Kagimoto
Name: Dr. Tadahisa Kagimoto
Title: CEO